LNR

Partners, LLC

Acknowledgement and Acceptance of Special Servicer

December 26, 2024

VIA E-MAIL

Wilmington Trust, National Association, as Trustee

1100 North Market Street

Wilmington, Delaware 19890

Attention: Account Name – GSMS 2015-GS1

Fax number (302) 636-4140

Email: cmbstrustee@wilmingtontrust.com

Wells Fargo Bank, National Association, as Certificate Administrator

c/o Computershare Trust Company, as Agent

9062 Old Annapolis Road

Columbia, Maryland 21045

Attention: Corporate Trust Administration Group – CMBS – GS 2015-GS1

E-mail: CCTCMBSBondAdmin@computershare.com;and

Trustadministrationgroup@computershare.com

RE: Acknowledgement and Acceptance of Special Servicer;

GS Mortgage Securities Corporation II, Commercial Mortgage Pass-Through Certificates,

Series 2015-GS1

Ladies and Gentlemen:

Reference is made to (i) that certain Pooling and Servicing Agreement (the “PSA”) dated as of November 1, 2015, among GS Mortgage Securities Corporation II, as Depositor, Midland Loan Services, a Division of PNC Bank, National Association, as Master Servicer, Greystone Servicing Company LLC, as successor to Wells Fargo Bank, National Association, as Special Servicer, Situs Holdings, LLC, as Operating Advisor, Wells Fargo Bank, National Association, as Certificate Administrator, and Wilmington Trust, National Association, as Trustee, relating to the GS Mortgage Securities Corporation II, Commercial Mortgage Pass-Through Certificates, Series 2015-GS1 (ii) that certain Co-Lender Agreement by and among Goldman Sachs Mortgage Company (“Goldman”), as Initial Note A-1 Holder, Initial Note A-2 Holder and Initial Note A-3 Holder with respect to the Westin Boston Waterfront Whole Loan (the “Westin Boston Waterfront Co-Lender Agreement”), (iii) that certain Co-Lender Agreement by and among Goldman, as Initial Note A-1 Holder, Initial Note A-2 Holder and Initial Note A-3 Holder with respect to the South Plains Mall Whole Loan (the “South Plains Mall Co-Lender Agreement”), (iv) that certain Co-Lender Agreement by and between Goldman, as Initial Note A-1 Holder and Initial Note A-2 Holder, with respect to the Glenbrook Square Whole Loan (the “Glenbrook Square Co-Lender Agreement”) and (v) that certain Co-Lender Agreement by and between Goldman, as Initial Note A-1 Holder and Initial Note A-2 Holder, with respect to the GSA Portfolio Whole Loan (the “GSA Portfolio Co-Lender Agreement” and, together with the Weston Boston Waterfront Co-Lender Agreement, the South Plains Mall Co-Lender Agreement and the Glenbrook Square Co-Lender Agreement, collectively, the “Co-Lender Agreements”). Capitalized terms used and not defined herein shall have the respective meanings ascribed to such terms in the PSA and Co-Lender Agreements, as applicable.

Pursuant to Sections 6.08(e) and 7.02 of the PSA and Section 7 of each of the Co-Lender Agreements, the undersigned hereby agrees with all the other parties to the PSA that the undersigned shall serve as Special Servicer under, and as defined in, the PSA and each of the Co-Lender Agreements. The effective date (the “Effective Date”) of the appointment of the undersigned as Special Servicer shall be the

2340 Collins Avenue • Miami Beach, Florida 33139

Telephone: (305) 695-5600 • Fax: (305) 695-5601

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date hereof. The undersigned hereby assumes and agrees to punctually perform, as of the Effective Date, all of the responsibilities, duties and liabilities of the Special Servicer under the PSA and each of the Co-Lender Agreements that arise on and after the Effective Date. The undersigned hereby makes, as of the Effective Date, the representations and warranties set forth in Section 2.06(a) of the PSA mutatis mutandis with all references to “Agreement” in Section 2.06(a) of the PSA to include this Acknowledgement and Acceptance of Special Servicer in addition to the Agreement, with the following corrections with respect to type of entity and jurisdiction of organization: LNR Partners, LLC is a duly formed limited liability company, validly existing in active status under the laws of the State of Florida. The undersigned further represents that it satisfies the requirements of Section 6.08(c) of the PSA.

LNR Partners, LLC’s address for notices pursuant to Section 11.04 of the PSA is as follows:

LNR Partners, LLC

2340 Collins Avenue, Suite 700

Miami Beach, Florida 33139

Attention: Heather N. Bennett and Arnold Shulkin

with a copy to:

Email: hbennett@starwood.com; ashulkin@lnrpartners.com; and

lnr.cmbs.notices@lnrproperty.com

Sincerely,

LNR PARTNERS, LLC

By: /s/ Arnold Shulkin

Name: Arnold Shulkin

Title: Vice President

2340 Collins Avenue • Miami Beach, Florida 33139

Telephone: (305) 695-5600 • Fax: (305) 695-5601

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